Exhibit 23.1

                          LIEBMAN GOLDBERG & DROGIN LLP
                          Certified Public Accountants
                          591 STEWART AVENUE, SUITE 450
                           GARDEN CITY, NEW YORK 11530
                               Tel. (516) 228-6600
                               Fax (516) 228-6664


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Relocate 411.com, Inc.



     We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated July 12, 2000, relating to the compiled financial statements of Relocate 411.com, Inc. and any reference to our firm under the caption "Experts" in the Registration Statement.



/s/ Liebman Goldberg & Drogin, LLP
-------------------------------------
Liebman Goldberg & Drogin, LLP
Certified Public Accountants


September 21, 2000